Keryx Biopharmaceuticals, Inc. Announces Third Quarter 2006 Financial Results

Keryx to Host Investor Conference Call on Thursday, November 2, 2006 at 8:30am EST

NEW YORK, November 1, 2006 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX - News), a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer, today announced its results for the third quarter ended September 30, 2006.

Third Quarter Clinical and Corporate Highlights

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The Independent Data Safety Monitoring Committee (DSMC) responsible for monitoring Sulonex™ (oral sulodexide gelcaps) in the Phase III microalbuminuria and Phase IV macroalbuminuria studies recently met. Following a review of the blinded and unblinded data from both studies, the DSMC concluded that it saw no cogent reason to recommend alteration or termination of either trial. The DSMC raised no safety concerns regarding Sulonex or the trials;

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The Company in-licensed UCN-01 from Kyowa Hakko Kogyo Co., Ltd., a novel multi-kinase inhibitor in Phase II clinical development for the treatment of cancer which, in pre-clinical models, has demonstrated a synergistic effect with agents inhibiting the PI3K pathway, including KRX-0401 (perifosine). The Company believes that this agent targets some of the most interesting pathways involved in the propagation and survival of cancer cells and complements our ongoing program with KRX-0401 (perifosine);

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The Company announced the appointment of Jack Kaye, CPA, to its Board of Directors. Jack’s background in public accounting, and, in particular, his extensive knowledge and experience with Sarbanes-Oxley will assist the Company in complying with corporate governance and internal control policies and procedures consistent with Public Company Accounting Oversight Board and Securities and Exchange Commission guidance.

Financial Update

At September 30, 2006, the Company had cash, cash equivalents, investment securities and interest receivable of $141.1 million.

The net loss for the third quarter ended September 30, 2006 was $17,993,000, or $0.42 per share, compared to a net loss of $6,948,000, or $0.19 per share, for the comparable quarter in 2005, representing an increase in net loss of $11,045,000. The increase in net loss was primarily attributable to a $5,935,000 increase in research and development expenses related to the Company’s SulonexTM pivotal Phase III and Phase IV clinical program and due to a $2,218,000 increase in expenses related to our other clinical compounds, including a $600,000 expense relating to the in-licensing of UCN-01 in September 2006.  The increase in net loss was also due to a $2,375,000 increase in non-cash compensation expense primarily related to the application of the Statement of Financial Accounting Standards (SFAS) No. 123R “Share-Based Payment.”

Commenting on the quarter, Michael S. Weiss, Keryx's Chairman and Chief Executive Officer, said, "We made substantial progress during the third quarter on several fronts within the Company. We were pleased with the report from the DSMC. While we did not expect to see any safety concerns based on prior studies and the on the market experience with sulodexide in Italy, it is always gratifying to get the confirmation from the DSMC.” Weiss continued, “We believe that this favorable safety profile will continue when the DSMC meets again, which we would expect to occur at the end of the enrollment phase of the Phase III trial. At that time, the DSMC will have a significantly more safety information available to them from both studies.” With regard to other developments during the quarter, Weiss added, “On the clinical side, we were pleased to announce the expansion of our oncology pipeline through the in-licensing of UCN-01, and on the corporate side, we bolstered our accounting oversight with the appointment of Jack Kaye, CPA, to our Board of Directors and as Chairman of our Audit Committee.”

On Thursday, November 2, 2006, at 8:30am EST, the Company will host an investor conference call during which they will provide a brief financial overview of the Company’s third quarter financial results.

In order to participate in the conference call, please call 1-800-895-3606 (U.S.), 1-785-424-1065 (outside the U.S.), call-in ID: KERYX. The audio recording of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc. is focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx's lead compound under development is Sulonex™, previously referred to as KRX-101, a first-in-class, oral heparinoid compound for the treatment of diabetic nephropathy, a life-threatening kidney disease caused by diabetes. Sulonex is in a pivotal Phase III and Phase IV clinical program under a Special Protocol Assessment with the Food & Drug Administration. Additionally, Keryx is developing Zerenex™, an oral, inorganic, iron-based compound that has the capacity to bind phosphate and form non-absorbable complexes. Zerenex is currently in Phase II clinical development for the treatment of hyperphosphatemia (elevated serum phosphorous levels) in patients with end- stage renal disease. Keryx is also developing clinical-stage oncology compounds, including KRX-0401, a novel, first-in-class, oral modulator of Akt, a pathway associated with tumor survival and growth, and other important signal transduction pathways. KRX-0401 is currently in Phase II clinical development for multiple tumor types. Keryx also has an active in-licensing and acquisition program designed to identify and acquire additional drug candidates. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release and made by our management on the conference call, particularly those anticipating future financial performance, clinical and business prospects for our lead drug candidates Sulonex, Zerenex and KRX-0401, growth and operating strategies and similar matters, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully complete cost-effective clinical trials for the drug candidates in our pipelines, including Sulonex, Zerenex and KRX-0401; we may not be able to meet anticipated development timelines for Sulonex, Zerenex or KRX-0401 due to recruitment, clinical trial results, manufacturing capabilities or other factors; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Keryx Biopharmaceuticals, Inc.
Selected Consolidated Financial Data
(Thousands of US Dollars, Except Share and Per Share Data)

Statements of Operations Information:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2006	2005	2006	2005

REVENUE:
Diagnostic revenue	$35	$--	$58	$--
Service revenue	39	82	375	365
TOTAL REVENUE	74	82	433	365

OPERATING EXPENSES:
Cost of diagnostics sold	50	--	69	--
Cost of services	29	197	298	539

Research and development:
Non-cash compensation	1,378	226	6,206	539
Other research and development	14,950	6,501	39,635	15,723
Total research and development	16,328	6,727	45,841	16,262

Selling, general and administrative:
Non-cash compensation	1,481	258	7,839	611
Other selling, general and administrative	2,041	671	6,546	2,015
Total selling, general and administrative	3,522	929	14,385	2,626

TOTAL OPERATING EXPENSES	19,929	7,853	60,593	19,427

OPERATING LOSS	(19,855)	(7,771)	(60,160)	(19,062)

OTHER INCOME:
Interest and other income, net	1,862	823	4,743	1,330

NET LOSS	$(17,993)	$(6,948)	$(55,417)	$(17,732)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.42)	$(0.19)	$(1.34)	$(0.53)

SHARES USED IN COMPUTING NET LOSS PER COMMON SHARE
Basic and diluted	43,177,962	36,721,122	41,474,449	33,261,801

Balance Sheet Information:
	September 30, 2006	December 31, 2005*
	(unaudited)
Cash, cash equivalents, interest
receivable and investment securities	$141,136	$100,733
Total assets	154,189	105,097
Accumulated deficit	(169,865)	(114,448)
Stockholders’ equity	140,793	94,678

* Condensed from audited financial statements.